Exhibit 99.1

MINUTES OF ACTION TAKEN BY CONSENT
OF THE BOARD OF DIRECTORS
OF
LEAPLAB CORPORATION
a Nevada Corporation

    The undersigned, being a member of the Board of Directors (the “Board”) of Leaplab Corporation, a Nevada corporation (the “Company”), acting pursuant to the authority granted by Nevada Revised Statute 78.315 and the Bylaws of the Company, does hereby adopt the following resolution by written consent in lieu of a meeting as of December 7, 2011:

I.	Resignation of Director

WHEREAS, Cesar Sanvicente has notified the Board of his resignation from the Board of Directors of Leaplab Corporation

RESOLVED, the Board hereby accept Cesar Sanvicente’s resignation from the Board effective immediately; and that a copy of such resolution be placed in the corporation’s minute book.

    This consent of Directors is executed effective December 7, 2011.

THE BOARD OF DIRECTORS OF
LEAPLAB CORPORATION
A Nevada Corporation

/s/ Jeffrey Peterson
Jeffrey Peterson, Director